UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 12, 2004

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.         Other Events

As previously reported, in October 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which became effective on January 1, 2002.  SFAS No. 144 requires us to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale, unless certain conditions are met.  SFAS No. 144 further requires us to reclassify results of operations from a property disposed or held for sale as income from discontinued operations during all reported periods. The purpose of this section of the Current Report on Form 8-K is to set forth audited consolidated statements of operations of the Duke Realty Limited Partnership for the years ended December 31, 2003, 2002 and 2001, including a revised note thereto, which reflect the impact of reclassifying results of operations from properties identified as held for sale subsequent to December 31, 2003 in accordance with SFAS No. 144.

During the nine-month period ended September 30, 2004, we sold or held for sale thirty-six properties owned by us and not classified as assets held for sale as of December 31, 2003.  The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2003, 2002 and 2001 in the accompanying consolidated statements of operations.  There is no effect on the previously reported net income available for common unitholders.

Management does not believe that this reclassification in accordance with SFAS No. 144 has a material effect on our selected consolidated financial data or management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2003, 2002 and 2001 as previously reported in our 2003 Annual Report on Form 10-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.         Financial Statements and Other Exhibits

(c)                                 Exhibits

Exhibit Number	Description
12	Statement re: Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Unit Distributions
23	Consent of KPMG LLP
99.1	Report of Independent Registered Public Accounting Firm
99.2	Consolidated Statements of Operations, Years Ended December 31, 2003, 2002 and 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, in its capacity as General Partner

	By:	/s/ Matthew A. Cohoat
Matthew A. Cohoat
Executive Vice President and Chief Financial Officer

Dated:  November 12, 2004